UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 6, 2014

Skinny Nutritional Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	88-0314792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Denbigh Lane Radnor, PA 19087
(Address and zip code of principal executive offices)

(610) 216-0057

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry Into Material Definitive Agreement.

The information set forth under Items 1.03 of the Company’s Current Report on Form 8-K, dated May 3, 2013, is hereby incorporated in this Report by reference.

(a)  Engagement Letter with SSG Capital Advisors.

Following the filing of its bankruptcy petition on May 3, 2013, the Company determined that the sale of all or substantially all its assets would best serve the interest of its creditors.  With the approval of the United States Bankruptcy Court for the Eastern District of Pennsylvania (the “Bankruptcy Court”), the Company entered into an engagement letter, dated September 25, 2013 (the “SSG Engagement Letter”), withSSG Capital Advisors, West Conshohocken, Pennsylvania (“SSG”), providing that SSG would provide investment banking services to the Company, focused upon the sale of all or substantially all of the assets or securities of the Company, including among other things, assisting the Company in identifying and soliciting competitive offers from potential buyers, and structuring and negotiating a sale transaction.

The term of the SSG Engagement Letter will continue until January 30, 2014, and will continue thereafter on a month to month basis unless terminated by either party.  Under the SSG Engagement Letter, the Company has paid SSG an initial fee of $10,000, and will pay a monthly fee of $10,000 during the term of the Agreement, and a sale fee equal to $150,000 for any sale transaction up to $3.0 million of total consideration, plus 5% of total consideration between $3.0 million and $6.0 million.  All monthly fees will be credited toward the sale fee.

A copy of the Engagement Letter with SSG is attached hereto as Exhibit 99.1.

(b)  Asset Purchase Agreement with Skinny Nutritional LLC.

The information set forth under Item 1.03 of this Report is incorporated herein by reference.

On November 15, 2013, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Skinny Nutritional LLC (the “Purchaser”), providing for the sale by the Company of substantially all of its assets (the “Company’s Assets”), on an “as is” “where is” basis, without express or implied warranties, for a purchase price of $1,500,000, less the outstanding amount of debtor-in-possession financing provided to the Company by the Purchaser, and subject to adjustment, as more particularly set forth in the Asset Purchase Agreement.  The Asset Purchase Agreement also provides for the assumption of certain executory contracts of the Company as provided in the Bid Procedures Order described in Item 1.03 below, to which reference is hereby made.  A copy of the Asset Purchase Agreement is attached to this Report as Exhibit 99.2 and incorporated herein by reference.

The Purchaser has advised the Company that it anticipates that, if it is the purchaser of the assets of the Company, it would employ Michael Salaman, the Chief Executive Officer of the Company, as the President of the Purchaser, and that Mr. Salaman would have the right to acquire a minor equity interest in the Purchaser.

In anticipation of entering into the Asset Purchase Agreement, on September 25, 2013, the Company entered into a Copacking Agreement (the “Copacking Agreement”) with LiDestri Foods, LLC (“LiDestri”), pursuant to which LiDestri has agreed to act as the Company’s exclusive copacker and, under the exclusive direction of the Company, manufacture, process and bottle the Company’s noncarbonated flavored bottled “Skinny Water” products. The term of the Copacking Agreement will remain in effect for a period of thirty-six (36) months, and automatically renews for an additional one year term, unless terminated by either party at least 60 days prior to the end of the extended term.

In October, 2013, the Company and LiDestri entered into an Amendment to the Copacking Agreement which permits the Company to terminate the Copacking Agreement in the event that the Company’s Assets are purchased by a person other than the Purchaser and, in such event, the Company shall pay to LiDestri liquidated damages of $400,000. The Copacking Agreement and the Amendment were approved by the Bankruptcy Court on October 23, 2013.

Item 1.03	Bankruptcy or Receivership.

(a)  Auction Sale of the Assets of the Company.

The information set forth under paragraphs (a) and (b) of Item 1.01 of this Report is incorporated herein by reference.

The sale contemplated by the Asset Purchase Agreement is subject to competitive bidding (the “Bidding Procedures”), approved by and as set forth in an order (the “Bid Procedures Order”) of the Bankruptcy Court entered November 22, 2013, which, among other things, (i) approved bid procedures relating to the proposed sale of the Company’s assets; (ii) scheduled a hearing on January 13, 2014 (the “Sale Hearing”) to consider the proposed sale and approving form of notices of the hearing; and (iii) granted certain related relief.  By an amended order entered on November 22, 2013, the Bankruptcy Court rescheduled the January 13, 2013 hearing to January 14, 2014, at 1:00 p.m. Copies of the Bid Procedures Order and Amended Order are attached to this Report as Exhibits 99.3 and 99.4, and incorporated herein by reference.

Pursuant to the Bidding Procedures, any person interested in acquiring the assets of the Company must submit a Qualified Bid (as defined in the Bidding Procedures), together with a Bid Package (as defined in the Bidding Procedures) on or before noon (Eastern Time), on January 8, 2014 (the “Bid Deadline”).  The purchase of the Company’s Assets provided by the Asset Purchase Agreement is deemed to be a Qualified Bid.   If the Company does not receive a Qualified Bid other than that set forth in the Asset Purchase Agreement prior to the Bid Deadline, the purchase and sale of the Acquired Assets under the Asset Purchase Agreement shall constitute the highest or otherwise best Qualified Bid (the “Successful Bid”).  If the Company receives one or more Qualified Bids, in addition to that set forth in the Asset Purchase Agreement, prior to the Bid Deadline, it shall conduct an Auction (the “Auction”) on January 10, 2014 in accordance with the Bidding Procedures until the Company has selected the Successful Bid. The Bidding Procedures require that the Company, in selecting the Successful Bid,  consider, among other things, the total consideration to be received by the Company for the Company’s Assets as well as other financial and contractual terms relevant to the proposed sale, including those factors affecting the speed and certainty of consummating the proposed the sale.A copy of the Bidding Procedures is attached to this Report as Exhibit 99.5 and incorporated herein by reference.

The Asset Purchase Agreement provides that the Company will pay the Purchaser a break-up fee of $100,000, and reimburse it for certain expenses in an amount up to $50,000, if the Purchaser is not chosen by the Company as the Successful Bidder.

SSG will assist the Company in reviewing the qualification of bidders and any offers made for the sale of the assets of the Company.  A number of entities have signed non-disclosure agreements (“NDA’s”) with the Company for information about the Sale.  The Company is uncertain whether any of the entities signing NDA’s will actually bid for the Assets at the Auction.

At the Sale Hearing, to be held on January 14, 2013, in the courtroom of Honorable Jean K. FitzSimon in the United States Bankruptcy Court for the Eastern District of Pennsylvania, Robert N.C. Nix Sr. Federal Courthouse, 900 Market Street, Suite 400, Courtroom 3, 2nd Floor, Philadelphia, PA 19107 on January 14, 2014 at 1:00 p.m. (EST), the Company will seek an order of the Bankruptcy Court authorizing the Sale to the Successful Bidder at the Auction substantially on the terms and conditions set forth in the Asset Purchase Agreement, except as modified in the Successful Bid, or otherwise as appropriate.  With the consent of the Successful Bidder, the Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

In the event of the failure of the consummation a Sale of the Company’s Assets because of a breach on the part of the Successful Bidder after the entry of an Order of the Bankruptcy Court approving such Sale, the Company will be permitted to select the next highest or otherwise best bid as the Successful Bid and to consummate such transaction without further Order of the Bankruptcy Court.

(b) Settlement with Trim Capital, Prime Capital, Dachshund and Marc Cummins.

The information set forth under Items 1.02 and 2.04 of the Current Reports on Form 8-K by the Company, dated January 29, 2013 and May 3, 2013 are incorporated herein by reference.

On November 22, 2013, the Bankruptcy Court approved a Settlement Agreement (the “Settlement Agreement”) among the Company and Trim Capital (“Trim”), Prime Capital LLC (“Prime”), Michael Salaman, Dachshund, LLC (“Dachshund”) and Marc Cummins (“Cummins”) (collectively, the “Trim Parties”).  The Settlement Agreement provides that Trim shall have an allowed claim against the Company’s bankruptcy estate in the amount of $750,000, which shall be deemed to be secured by a valid perfected first priority lien on substantially all of the assets of the Company, subject and subordinate to the prior lien held by United Capital Funding Corp. (“UCF”), in the Company’s accounts receivable and inventory.  In addition, Trim waived any general unsecured deficiency claim against the Company in excess of its allowed claim.  Under the Settlement Agreement, Trim shall receive a lump sum payment of the full amount of its allowed claim out of the first proceeds of the sale of the Company’s Assets in the Sale

If the full amount of Trim’s allowed claim is paid in full out to the proceeds of the sale of the Company’s assets, on or before February 14, 2014 (unless such date is extended by agreement of the parties), Trim shall be deemed to have waived any general unsecured deficiency claim in excess of its allowed Claim.  Subject to the payment of Trim’s Allowed Claim as provided therein, the Settlement Agreement also provides for the dismissal of all actions and release of all claims and between and among the Company and the Trim Parties.

Copies of the Settlement Agreement and the Order of the Bankruptcy Court approving the Settlement Agreement are attached hereto as Exhibits 99.6 and 99.7.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a)  DIP Financing.

Item 1.03 of this Report is incorporated herein by reference.

On December 11, 2013, the Bankruptcy Court entered an order (the “DIP Order”) granting the Company authority to obtain postpetition financing up to $250,000 in the aggregate (the “DIP Financing”), from the Skinny Nutritional, LLC (the “Lender”) secured by liens and superpriority administrative claim status under the Bankruptcy Code, subject only to the existing perfected and unavoidable liens of Trim Capital existing as of the date of its bankruptcy petition and all prepetition liens, and current and future postpetition liens of United Capital Funding previously approved by the Bankruptcy Court.  The DIP Order provides that the Company shall use the proceeds of the DIP Financing to pay its day to day costs of operation of its business, and to proceed with its efforts to sell all or substantially all of its assets.   A copy of the DIP Order is attached hereto as Exhibit 99.8.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

	99.1	Engagement Letter between the Company and SSG

	99.2	Asset Purchase Agreement

	99.3	Bid Procedures Order

	99.4	Amended Bid Procedures Order

	99.5	Bidding Procedures

	99.6	Settlement Agreement with Trim Capital

	99.7	Order of Bankruptcy Court approving Settlement Agreement with Trim

	99.8	Order of Bankruptcy Court approving DIP Financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

	By:	/s/ Michael Salaman
Name: Michael Salaman
Title: Chief Executive Officer
Date: January 6, 2014